Exhibit 4.4
                                                                     -----------


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

            AMENDMENT NO. 1 (this "Amendment"), dated as of May 4, 2001, to the Rights Agreement (the "Rights Agreement"), dated as of July 17, 1997, by and between Valero Energy Corporation (the "Company") and Computershare Investor Services, LLC, as successor rights agent to Harris Trust and Savings Bank (the "Rights Agent").

            WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

            WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

            WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement"), to be dated as of May 6, 2001, by and between the Company and UDS (all capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement); and

            WHEREAS, the Board of Directors has determined that the Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders; and

            WHEREAS, the Board of Directors has determined that it is desirable to amend the Rights Agreement to exempt the Merger Agreement from the application of the Rights Agreement.

            NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

            1. The definition of "Acquiring Person" contained in Section 1(a) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Notwithstanding the foregoing, UDS shall not be deemed to be an Acquiring Person by virtue of the execution and delivery of the Agreement and Plan of Merger (the "Merger Agreement") to be entered into as of May 6, 2001, by and between the Company and UDS, or as a result of the consummation of the transactions contemplated by the Merger Agreement."

            2. The definition of "Shares Acquisition Date" contained in Section 1(l) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Notwithstanding the foregoing, neither the execution and delivery of the Merger Agreement, nor consummation of the transactions contemplated thereby, shall cause a Shares Acquisition Date."



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            3. Section 3(a) of the Rights Agreement is hereby modified and amended by adding the following sentence immediately following the first sentence thereof:

            "Notwithstanding the foregoing, neither the execution and delivery of the Merger Agreement, nor consummation of the transactions contemplated thereby, shall cause a Distribution Date."

            4. Section 15 of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with any transactions contemplated by the Merger Agreement."

            5. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

            6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            7. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

            8. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            9. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement.

            10. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.


                               *        *        *





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            IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed by the Company and the Rights Agent as of the day and year first written above.



                                    VALERO ENERGY CORPORATION

                                    By: /s/ Michael S. Ciskowski
                                       -------------------------
                                    Name:   Michael S. Ciskowski
                                    Title:  Senior Vice President





                                    COMPUTERSHARE INVESTOR SERVICES,
                                    LLC (as Rights Agent)

                                    By: /s/ Gerald K. Lane
                                       ---------------------------
                                    Name:   Gerald K. Lane
                                    Title:  Relationship Manager




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